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INDEPENDENT AUDITORS' CONSENT

FINA, Inc.:


We consent to the incorporation by reference in Registration Statement No. 2-89230 of FINA, Inc. on Form S-8 of our report dated June 21, 1999, appearing in this Annual Report on Form 11-K of the FINA Capital Accumulation Plan for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP



Dallas, Texas
June 28, 2000